UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2012

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Overview

On July 26, 2012, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed a private placement of $100.0 million aggregate principal amount of 8.125% senior notes due 2018 (the “Notes”). The Notes were issued as additional notes under an existing indenture, dated as of October 27, 2010, as supplemented by the Supplemental Indenture dated November 4, 2010, and as further supplemented by the Second Supplemental Indenture dated July 20, 2012 (as supplemented, the “Indenture”), among Sabra Health Care Limited Partnership, Sabra Capital Corporation (Sabra Health Care Limited Partnership and Sabra Capital Corporation, together, the “Issuers”), Sabra (as guarantor), the other guarantors named therein (together, with “Sabra,” the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee, under which the Issuers previously issued $225 million aggregate principal amount of 8.125% Senior Notes due 2018 (the “Existing 2018 Notes”). The Notes will be treated as a single class with the Existing 2018 Notes and were issued in a private offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from registration requirements.

The Notes were sold at a price of 106.000% plus accrued interest from May 1, 2012, resulting in gross proceeds of $106.0 million and net proceeds of approximately $103.2 million after deducting discounts, commissions and estimated offering expenses payable by the Issuers. Sabra intends to use the net proceeds from the offering to repay the $42.5 million outstanding on its amended secured revolving credit facility, and the remaining proceeds to fund possible future acquisitions or for general corporate purposes.

Indenture and Notes

Interest. The Notes accrue interest at a rate of 8.125% per annum payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2012. The Notes mature on November 1, 2018.

Guarantee. The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Sabra and certain of Sabra's other existing and, subject to certain exceptions, future subsidiaries.

Optional Redemption. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after November 1, 2014, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to November 1, 2014, the Issuers may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to November 1, 2013, the Issuers may redeem up to 35% of the principal amount of the Notes issued under the Indenture, using the proceeds of specific kinds of equity offerings, at a redemption price of 108.125% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

Ranking. The Notes and the related guarantees are senior unsecured obligations of the Issuers and the Guarantors, and rank equally in right of payment with other existing and future unsecured senior indebtedness of the Issuers and the Guarantors. The Notes are effectively junior to all of the Issuers' and the Issuers' consolidated subsidiaries' secured indebtedness to the extent of the value of the collateral securing such debt, including Sabra's $200.0 million senior secured revolving credit facility and Sabra's mortgage indebtedness, and structurally subordinated to all indebtedness of any non-guarantor subsidiaries.

Change of Control. If certain change of control events occur, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Other Covenants. The Indenture contains other restrictive covenants that, among other things, will restrict the ability of Sabra, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) create liens on their assets; (vii) enter into transactions with affiliates; (viii) merge or consolidate or sell all or substantially all of their assets; and (ix) create restrictions on the ability of Sabra and its restricted subsidiaries to pay dividends or other amounts to Sabra. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Notes may become due and payable immediately.

Registration Rights Agreement

Sabra, the Issuers and certain other guarantors have entered into a Registration Rights Agreement, dated July 26, 2012 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the Registration Rights Agreement, Sabra, the Issuers and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for a new issue of substantially identical registered notes or, in certain circumstances, to file a shelf registration statement with respect to the Notes. In the event that Sabra, the Issuers and the Guarantors fail to satisfy this obligation, the Issuers will be required to pay additional interest to the holders.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
4.1
Indenture, dated October 27, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 27, 2010).

4.1.1
First Supplemental Indenture, dated November 4, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other subsidiaries of Sabra Health Care REIT, Inc. named therein, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1.1 of the Registration Statement on Form S-4 (File No. 333-171820-26) filed by Sabra Health Care REIT, Inc. on January 21, 2011).

4.1.2
Second Supplemental Indenture, dated July 20, 2012, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other subsidiaries of Sabra Health Care REIT, Inc. named therein, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, as Trustee.

10.1
Registration Rights Agreement, dated July 26, 2012, by and among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the initial purchasers name therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer
Dated: July 26, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated October 27, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 27, 2010).

4.1.1
First Supplemental Indenture, dated November 4, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other subsidiaries of Sabra Health Care REIT, Inc. named therein, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1.1 of the Registration Statement on Form S-4 (File No. 333-171820-26) filed by Sabra Health Care REIT, Inc. on January 21, 2011).

4.1.2
Second Supplemental Indenture, dated July 20, 2012, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other subsidiaries of Sabra Health Care REIT, Inc. named therein, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, as Trustee.

10.1
Registration Rights Agreement, dated July 26, 2012, by and among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the initial purchasers name therein.